Form N-SAR
Item 77Q(1)(a)
Additional Exhibits. Copies of any material amendments to the registrants charter or by-laws
The RBB Fund, Inc.

1. The Articles of Amendment to the Charter of the Corporation for the name changes for Robeco Investment Funds is incorporated herein by reference to Post-Effective Amendment No. 174 to the Registrants Registration Statement (No. 33-20827) filed on December 23,
 2014.